LIMITED LIABILITY COMPANY

                               OPERATING AGREEMENT

                                       OF

                              PAPER OF AMERICA LLC

                              As of April 10, 1999



This Limited Liability Company Operating Agreement ("Agreement") of Paper of America, LLC, a Delaware limited liability company (the "Company"), is adopted and entered into by Pulp & Paper of America LLC, as member (the "Member") pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act"). Terms used in this Agreement which are not otherwise defined shall have the respective meanings given those terms in the Act.

                              W I T N E S S E T H:

Whereas, Pulp & Paper of America LLC proposes to form a limited liability company for the purposes of, among other things, owning and operating substantially all of the assets of that certain paper mill located in Gorham, New Hampshire (the "Paper Mill").

Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pulp & Paper of America LLC agrees as follows:

                          Article 1 - Company Formation

1.1. Name. The name of the Company is Paper of America LLC.

1.2. Purpose. The purpose of the Company is to (i) own and operate the Paper Mill; (ii) engage in any and all business activities and transactions reasonably necessary and incidental to the purposes of the Company, including obtaining financing and refinancing, leasing, selling, exchanging and transferring all or any part of the Paper Mill; and (iii) engage in any other lawful act or activity for which a limited lability company may be formed under the Act.

1.3. Term. The Company shall commence on the filing of a certificate of formation of the Company and shall continue until it is dissolved and its affairs wound up in accordance with the Act and this Agreement.



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1.4. Principal Offices. The principals place of business of the Company shall be located at 135 Engineers Road, Hauppauge, New York, or at such other location as may be determined by the Managers (as hereinafter defined) from time to time.

1.5. Agent. The Secretary of State of Delaware is hereby designated as the agent of the Company.

                   Article 2 - Membership Interests; Members

2.1. Members. The name, address, initial Capital Contribution, date of admission to the Company and Membership Interest allocated to the Member is set forth on Exhibit "A" annexed hereto and are incorporated by reference herein. For purposes of this Agreement: (i) "Member" shall mean Pulp & Paper of America LLC and any person subsequently admitted to the Company; (ii) "Capital Contribution" shall mean any contribution by a Member to the capital of the Company in cash, property or services rendered or a promissory note or other obligation to contribute cash or property or to render services; and (iii) "Membership Interest" shall mean, with respect to the Company, the value of all Capital Contributions of Pulp & Paper of America LLC and with respect to a Member the ratio of the value of the Capital Contribution of such member to the aggregate value of all Capital Contributions.

2.2. Membership Interests. There shall be one class of membership interests, voting interests.

2.3. Liability of Members. Each Member, in its capacity as such, shall not be personally responsible for the obligations or liabilities of the Company except to the extent provided in the Act.

                             Article 3 - Management

3.1. The management of the business and affairs of the Company shall be vested exclusively in the "Managers". Unless otherwise agreed to by a majority of the interests of the Members, there shall be two (2) Managers of the Company. Nourollah Elghanayan and Mehdi Gabayzadeh are initially designated as the Managers and shall continue to serve as such until their respective deaths, disabilities or retirements. In addition to the powers specifically granted in this Agreement, the Managers shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company set forth in this Agreement.

3.2. Except to the extent that the Managers agree to delegate the authority with respect to specified matters, all decisions shall be made by unanimous vote of the Managers.

                   Article 4 - Financial Interests of Members

4.1. The Company has been organized with the intention that it qualify for taxation as a partnership for federal income tax purposes. Each Member acknowledges that the provisions of Subchapter K of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations (the "Regulations") promulgated thereunder will apply to the Company, and intend


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that the allocations of taxable income and loss, distributions to each Member, and maintenance of capital accounts all conform to the requirements of the applicable Regulations.

4.2. A capital account ("Capital Account") shall be established and maintained for each Member on the books of the Company in accordance with the Regulations. The rights of each Member to share in the capital of the Company, either by way of distributions or upon withdrawal from, or the liquidation of, the Company, shall be determined by reference to its Capital Account.

4.3. The Member shall not be required to contribute capital to the Company, and no Member shall be entitled to receive interest on its, his or her capital contributions.

4.4. The Company's profits and losses, including gains and losses attributable to the sale or other disposition of all or any portion of the Company's property, shall be allocated or borne, as the case may be, by the Members and shall be allocated among the Members in accordance with their respective sharing percentage ("Sharing Percentage").

4.5. Distributions shall be made to the Members at such times and in such amounts as determined by the Managers.

                   Article 5 - Exculpation and Indemnification

5.1. The Managers are vested with full discretion and authority with respect to the business of the Company and administration of its affairs and shall not have personal liability to the Company or its Member for damages for any act pursuant hereto, including any breach of duty in their capacity as Managers.

5.2. To the fullest extent permitted by law, the Company shall indemnify and hold harmless, and may advance expenses to, the Members or any Manager (collectively, the "Indemnitees"), from and against any and all claims and demands whatsoever arising out of the business and affairs of the Company; provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (i) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The provision of this section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Member, Manager, employee or agent of the Company.

                           Article 6 - Representations

6.1. Each Member represents and warrants as follows:

     (a) the Member has full power and authority to enter into this Agreement and to perform all of its obligations hereunder, and has taken all action required by law or otherwise in connection with or as a condition precedent to the foregoing; and



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     (b) neither the execution or delivery of this Agreement, nor the consummation of the transactions herein contemplated will: (i) conflict with, result in a breach of, constitute (with or without the giving of notice or the passage of time or both) a default under or otherwise materially adversely affect any contract, agreement, instrument, license or undertaking, to which the Member is a party or its properties or assets are or may be bound; or (ii) conflict with, violate or result in the breach of any law, regulation, order or rule of any governmental department, agency or instrumentality applicable to it.

                            Article 7 - Miscellaneous

7.1. Notices. Except as otherwise expressly provided herein, all notices, requests, demands, documents and other communications given or due hereunder shall hereafter be made in writing and shall be deemed to have been duly given:
(i) when delivered, if delivered by hand against receipt therefor; (ii) three
(3) days after being deposited in the United States mail, if mailed, by registered or certified mail, return receipt requested, postage prepaid; or
(iii) upon transmission if by facsimile with a confirmation copy delivered on the second business day by recognized overnight courier, to each party's respective address set forth on the first page of this Agreement, with a copy given in like manner to Mandel & Resnik P.C., 220 East 42nd Street, New York, New York 10017, Attention: Nicholas J. Kaiser, Esq.

7.2. Further Assurances. The Member shall execute and deliver such further instruments as may be required to carry out or confirm the intent and purposes of this Agreement.

7.3. Captions. Article and section titles and captions contained in this Agreement are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

7.4. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context shall require.

7.5. Amendment. This Agreement may be amended only with the written approval of the Members; provided, however, that no such amendment may be made if such amendment would cause a default of any mortgage obligation of the Company or if such amendment would cause a breach of any agreement to which the Company is a party, or if any such amendment would cause a breach of any Company obligation.

7.6. Counterparts. This Agreement may be executed in two or more counterparts and all counterparts so executed shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all parties shall not have executed the same counterpart.

7.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

7.8. Benefit. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.


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7.9. Waiver. No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless so expressly stated in writing.

7.10. Stricken Words or Phrases. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated had never appeared in this Agreement.

7.11. Entire Agreement. This Agreement, including all other documents referred to herein which form a part hereof, contains the entire understanding of the parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings, if any, between or among the parties with respect to such subject matter.

In Witness Whereof, the undersigned Members have duly executed this Agreement as of the date first above written.

                                            Pulp & Paper of America LLC


                                            By: /s/ Nourollah Elghanayan
                                               ---------------------------------
                                               Nourollah Elghanayan, Manager



                                            By: /s/ Mehdi Gabayzadeh
                                               ---------------------------------
                                               Mehdi Gabayzadeh, Manager


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                                    EXHIBIT A



The name, date of admission, initial capital contribution and percentage interest of the Member ("Membership Interest") is as follows:


Date of                            Initial        Capital           Membership
Name                               Admission      Contribution      Interest
- ----                               ---------      ------------      --------
Pulp & Paper of America LLC        04/10/99       $1,000.00         100%

                                AMENDMENT TO THE
                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT
                                       OF
                              PAPER OF AMERICA LLC


                                   ----------


The Limited Liability Company Operating Agreement of PAPER OF AMERICA LLC (the "Company") is hereby amended to provide that the membership interests of the Company may be certificated and that each of such certificates is a "Security" governed by Article 8 of the Uniform Commercial Code of the State of Delaware.

In witness whereof, the sole member has executed this Amendment as of the 9th day of July, 1999.


                                            Pulp & Paper of America LLC,
                                            member


                                            By: /s/ Mehdi Gabayzadeh
                                               ---------------------------------
                                               Mehdi Gabayzadeh, Manager